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                                                                   EXHIBIT 10.18


THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY STATE SECURITIES LAWS IN RELIANCE UPON APPLICABLE EXEMPTIONS THEREUNDER. THIS INSTRUMENT MAY CONSTITUTE A "SECURITY" FOR THE PURPOSES OF SUCH LAWS, AND, AS SUCH, MAY NOT BE FURTHER SOLD OR TRANSFERRED BY THE HOLDER IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION THEREUNDER APPLICABLE TO SUCH SALE OR TRANSFER.


                                   CONVERTIBLE
                                 PROMISSORY NOTE


$1,500,000.00                     Dallas, Texas                  August 30, 2000


         FOR VALUE RECEIVED, the undersigned, PROBEX CORP., a Colorado corporation ("Maker"), promises to pay to the order of General Conference Corporation of Seventh-day Adventists ("Payee"), at 12501 Old Columbia Pike, Silver Spring, MD 20904, or such other place as Payee may designate in writing, in lawful money of the United States of America, the principal sum of One Million Five Hundred Thousand AND NO/100 DOLLARS ($1,500,000).

         The outstanding principal balance of this Note shall bear interest at a rate of ten percent (10%) per annum accruing from the date hereof on the unpaid indebtedness until paid in full. Interest shall be calculated on the basis of a 360 day year and actual days elapsed.

         The principal balance of this Note shall be due and payable in one installment of One Million Five Hundred Thousand AND NO/100 DOLLARS ($1,500,000), plus and all accrued and unpaid interest thereon, on October 31, 2000 (the "Maturity Date").

         Maker shall have the right to prepay, at any time without premium or penalty, the entire outstanding principal balance of this Note and the accrued interest thereon. Any such prepayment shall first be applied to accrued and unpaid interest, and the balance of any such prepayment shall be applied to the outstanding principal balance of this Note.

         This Note is unsecured and is a general obligation of Maker.

         Upon the completion of any offering by Maker of shares of its common stock aggregating gross proceeds of at least Thirteen Million Five Hundred Thousand Dollars ($13,500,000) (a "Qualified Offering"), Maker shall have the right to require Payee to convert the aggregate unpaid principal balance and unpaid interest into shares of common stock of Maker at the same valuation and upon the same terms that are received by Maker in the Qualified Offering. To effect such conversion, Maker shall provide notice to Payee, which notice shall include the terms of the Qualified Offering. Upon receipt of such notice, Payee shall tender this Note to Maker at its offices in Dallas, Texas. Upon the giving of the notice of conversion as provided above, no further


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interest shall accrue upon the converted indebtedness hereof, and upon receipt of this Note, Maker shall issue to Payee a certificate evidencing the shares of Maker's common stock to which Payee is entitled in proper form, and shall release Payee from all obligations under that certain Suitability Letter and Subscription Agreement dated June 16, 2000, pursuant to which Payee had subscribed for the purchase of One Million Five Hundred Thousand Dollars ($1,500,000) of common stock of Maker.

         In the event that Maker has not completed a Qualified Offering, Maker shall have the right to require Payee to convert the aggregate unpaid principal balance and unpaid interest into shares of common stock of Maker at a valuation per share of common stock equal to the lesser of (i) ninety percent (90%) of the average of the closing prices of the common stock, as reported on the American Stock Exchange, for the ten (10) trading days preceding the date Maker provides Payee with a notice of conversion, and (ii) $2.00. In the event Maker shall fail to pay the outstanding principal balance and accrued interest thereon in accordance with the terms of this Note, after notice and the expiration of any applicable cure periods, this Note, including all unpaid principal and all accrued and unpaid interest, shall automatically be converted into shares of common stock at the valuation per share set forth in this paragraph (except the date for calculation of the average closing price of the common stock shall be the date of expiration of any applicable cure periods). Any conversion pursuant to this paragraph shall otherwise be effected in the same manner as set forth in the preceding paragraph.

         In the event of any stock dividend, split, combination or reclassification directly affecting the then outstanding common stock of Maker, the then effective conversion rate at which the indebtedness of this Note may be converted into shares of common stock shall be proportionately adjusted, upward or downward, to prevent dilution or enlargement of the rights of the holder hereof, effective at the close of business on the date of such dividend, split, combination or reclassification.

         Payee acknowledges that this Note is non-negotiable and shall not be transferred or assigned by Payee. The shares of Maker 's common stock to be issued upon conversion of this Note shall not be registered pursuant to the Securities Act of 1933 or any state securities law or regulation. The certificates evidencing such shares shall bear an appropriate legend to the effect that such shares have not been registered under the Securities Act of 1933 nor under the securities laws of any state and that such shares may not be sold within the United States of America unless so registered or unless Maker shall receive an opinion of counsel satisfactory to it that such registration is unnecessary.

         No fractional shares of common stock shall be issued upon conversion of this Note. Instead of any fractional share which would otherwise be issuable upon conversion, Maker will pay a cash adjustment with respect to such fractional share in an amount equal to the same fraction of the then effective conversion rate.

         The Board of Directors of Maker, or a committee established by it, shall have the right from time to time to adopt specific rules of procedure to carry out the full intent of the conversion


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provisions of this Note and to do all reasonable acts therefor; provided that such rules and acts shall not violate the specific terms of this Note.

         Maker shall at all times reserve and hold available sufficient shares of common stock to satisfy all conversion rights of this Note and other debt instruments of the same class. Shares deliverable upon the conversion of the indebtedness of this Note shall, at delivery, be fully paid and nonassessable, free from all taxes, liens and charges arising out of their issuance.

         This Note does not entitle Payee to any voting rights or other rights as a shareholder of Maker, or to any other rights whatsoever except the rights herein expressed. No dividends with respect to the common stock are payable or will accrue on this Note or the shares of common stock into which this Note may be converted until, and except to the extent that, the conversion right granted in this Note is exercised.

         As used herein, the term "Event of Default" shall mean the occurrence and continuation of any of the following events:

                  (a) The failure of Maker to make any payment with respect to this Note when due, and such failure continues for a period of then
         (10) days after receipt of written notice of such nonpayment; or

                  (b) The adjudication of Maker as bankrupt, or the taking of any voluntary action by Maker seeking relief under any provision of the federal Bankruptcy Code or under any other debtor relief law.

         Upon the occurrence and during the continuation of an "Event of Default," unless this Note shall have been automatically converted as provided for herein, Payee may, at its option, without further notice of nonpayment, demand for payment, presentment for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, or any other notice or demand of any kind to Maker, declare the entire unpaid principal balance and accrued interest on this Note to be immediately due and payable, at which time such amounts shall become immediately due and payable. Payee may exercise this option to accelerate maturity hereof during any default by Maker regardless of any prior forbearance by Payee.

         If Payee expends any effort in any attempt to enforce payment of all or any part or installment of any sum due Payee hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all collection costs and fees incurred by Payee, including reasonable attorneys' fees.

         All agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance, or detention of the funds advanced pursuant to this Note or for the performance or payment of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to this Note, exceed


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the maximum amount permitted under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof or of any such other document, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the holder hereof shall ever receive anything of value deemed excess interest by applicable law, an amount equal to any such excess interest shall be applied to the reduction of the principal amount owing under this Note, and not to the payment of interest, or if such excess interest exceeds the unpaid principal balance of this Note, such excess interest shall be refunded to Maker. All sums paid or agreed to be paid to any holder of this Note for the use, forbearance or detention of any funds advanced pursuant to this Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note until payment in full so that the rate of interest on account of the indebtedness evidenced by this
Note is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Maker and any holder of this Note.

         This Note shall be governed and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and nonpayment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

         THIS NOTE AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED BY MAKER IN CONNECTION WITH THE INDEBTEDNESS EVIDENCED BY THIS NOTE EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE WITH RESPECT TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.


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                          [SIGNATURE ON FOLLOWING PAGE]




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                                       PROBEX CORP.,
                                       a Colorado corporation


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------